                           OFFER TO PURCHASE FOR CASH
                        6,347,241 SHARES OF COMMON STOCK
           (including the associated Preferred Stock Purchase Rights)
                                       of
                           PACIFIC SCIENTIFIC COMPANY
                                       at
                              $20.50 NET PER SHARE
                                       BY
                               TORQUE CORPORATION
                          a wholly owned subsidiary of
                             KOLLMORGEN CORPORATION

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 14, 1998, UNLESS THE OFFER IS EXTENDED.

                                                               December 15, 1997

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated December 15, 1997 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the offer by Torque Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Kollmorgen Corporation, a New York corporation ("Parent"), to purchase 6,347,241 shares of common stock, par value $1.00 per share (the "Common Stock"), of
Pacific Scientific Company, a California corporation (the "Company"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), or such greater or lesser number of Shares that, together with the Shares owned by Parent and Purchaser, would constitute a majority of the outstanding Shares on a fully diluted basis (such number of Shares being the "Minimum Number") at a price of $20.50 per Share, net to the seller in cash, upon the terms and subject to the conditions contained in the Offer. We are the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

        1.  The tender price is $20.50 per Share, net to the seller in cash.

        2. The Offer is being made for the Minimum Number of Shares. If more than the Minimum Number of Shares is validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase), Purchaser will, upon the terms and subject to the conditions of the Offer, purchase the Minimum Number of Shares on a pro rata basis (with adjustments to avoid purchases of fractional Shares) based upon the number of Shares validly tendered and not withdrawn prior to the Expiration Date.

        3. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 14, 1998, UNLESS THE OFFER IS EXTENDED.

        4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer at least the Minimum Number of Shares, (2) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) Parent and Purchaser having obtained, prior to the expiration of the Offer, on terms satisfactory to Parent in its sole discretion, sufficient financing to enable consummation of the Offer and the Proposed Merger (as defined in the Offer to Purchase),
    (4) Purchaser being satisfied, in its sole discretion, that the Rights have been redeemed or invalidated or are otherwise inapplicable to the Offer and the Proposed Merger, (5) Purchaser being satisfied, in its sole discretion, that the Offer and the Proposed Merger have been approved for purposes of Article Fifth of the Company's Articles of Incorporation or Article Fifth of the Company's Articles of Incorporation (if necessary) has been invalidated or is otherwise satisfied with respect to the Offer and Proposed Merger and
    (6) the approval by Parent's shareholders of the issuance of common stock, par value $2.50 per share, of Parent in the Proposed Merger. The Offer is also subject to the other terms and conditions which are contained in the Offer to Purchase.

        5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

        6. As of the date of the Offer to Purchase, the Rights are evidenced by the certificates evidencing the Shares (the "Share Certificates") and do not trade separately. Accordingly, by tendering a Share Certificate evidencing Shares, a shareholder is automatically tendering a similar number of associated Rights. If, however, the Rights detach and separate certificates representing the Rights are issued, shareholders will be required to tender one Right for each share of Common Stock tendered in order to effect a valid tender of such share of Common Stock.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US WITH AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Salomon Smith Barney or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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
                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                             SHARES OF COMMON STOCK
                                       OF
                           PACIFIC SCIENTIFIC COMPANY

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 15, 1997, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the offer by Torque Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Kollmorgen Corporation, a New York corporation ("Parent"), to purchase 6,347,241 shares of common stock, par value $1.00 per share (the "Common Stock"), of Pacific Scientific Company, a California corporation (the "Company"), including the associated preferred stock purchase rights (together with the Common Stock, the "Shares"), or such greater or lesser number of Shares that, together with the Shares owned by Parent and Purchaser, would constitute a majority of the outstanding Shares on a fully diluted basis, at a price of $20.50 per Share, net to the seller in cash.

    This form will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES TO BE TENDERED:*                              SIGN HERE
SHARES
(INCLUDING THE ASSOCIATED PREFERRED
STOCK PURCHASE RIGHTS)
                                              --------------------------------------------

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                                              SIGNATURE(S)

Dated:          , 199
                                              -------------------------------------------

                                              -------------------------------------------
                                                      PLEASE TYPE OR PRINT NAME(S)

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                                              --------------------------------------------
                                                      PLEASE TYPE OR PRINT ADDRESS

                                              --------------------------------------------
                                                     AREA CODE AND TELEPHONE NUMBER

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                                                       TAXPAYER IDENTIFICATION OR
                                                         SOCIAL SECURITY NUMBER

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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                       3